Exhibit 4.34

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”) dated as of June 12, 2008, among the GUARANTORS (the “New Note Guarantors”) as listed on Schedule I attached hereto, each a subsidiary of HARRAH’S OPERATING COMPANY, INC. (or its successor), a Delaware corporation (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Issuer and the existing Note Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of February 1, 2008, providing for the issuance of the Issuer’s Senior Notes due 2016 and Senior Toggle Notes due 2018 (collectively, the “Notes”), initially in the aggregate principal amount of $6,335,000,000;

WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Issuer is required to cause each New Note Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which each New Note Guarantor shall unconditionally guarantee all the Issuer’s Obligations under the Notes and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer and the existing Note Guarantors are authorized to execute and deliver this First Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Note Guarantors, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Defined Terms. As used in this First Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Guarantee shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. Each New Note Guarantor hereby agrees, jointly and severally with all existing Note Guarantors, to unconditionally guarantee the Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Articles 11 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Note Guarantor under the Indenture.

3. Notices. All notices or other communications to each New Note Guarantor shall be given as provided in Section 13.02 of the Indenture.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

7. Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

Harrah South Shore Corporation
Harveys Tahoe Management Company, Inc.
Ocean Showboat, Inc.

By:	/s/ Charles L. Atwood
Name:	Charles L. Atwood
Title:	Senior Vice President & Treasurer

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

Showboat Atlantic City Mezz 1, LLC
Showboat Atlantic City Mezz 2, LLC
Showboat Atlantic City Mezz 3, LLC
Showboat Atlantic City Mezz 4, LLC
Showboat Atlantic City Mezz 5, LLC
Showboat Atlantic City Mezz 6, LLC
Showboat Atlantic City Mezz 7, LLC
Showboat Atlantic City Mezz 8, LLC
Showboat Atlantic City Mezz 9, LLC
Showboat Atlantic City Propco, LLC
Tahoe Garage Propco, LLC

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	President & Treasurer

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

HTM Holding, Inc.

By:	/s/ Charles L. Atwood
Name:	Charles L. Atwood
Title:	President

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

Showboat Holding, Inc.
Showboat Atlantic City Operating Company, LLC

By:	/s/ Charles L. Atwood
Name:	Charles L. Atwood
Title:	Senior Vice President

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

Durante Holdings, LLC

By:	AJP Holdings, LLC
its Sole Member

By:	AJP Parent, LLC
its Sole Member

By:	Harrah’s Operating Company, Inc.
its Sole Member

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	Senior Vice President
CFO & Treasurer

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

DCH Lender, LLC

By:	Harrah’s Operating Company, Inc.
its Sole Member

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	Senior Vice President
CFO & Treasurer

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

Caesars Entertainment Development, LLC

By:	Harrah’s Operating Company, Inc.
its Sole Member

By:	/s/ Michael D. Cohen
Name:	Michael D. Cohen
Title:	Vice President, Associate General
Counsel and Corporate Secretary

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Raymond S. Haverstock
Name:	Raymond S. Haverstock
Title:	Vice President

Schedule I

New Note Guarantors

1.	Harrah South Shore Corporation, a California corporation
2.	Showboat Atlantic City Mezz 1, LLC, a Delaware limited liability company
3.	Showboat Atlantic City Mezz 2, LLC, a Delaware limited liability company
4.	Showboat Atlantic City Mezz 3, LLC, a Delaware limited liability company
5.	Showboat Atlantic City Mezz 4, LLC, a Delaware limited liability company
6.	Showboat Atlantic City Mezz 5, LLC, a Delaware limited liability company
7.	Showboat Atlantic City Mezz 6, LLC, a Delaware limited liability company
8.	Showboat Atlantic City Mezz 7, LLC, a Delaware limited liability company
9.	Showboat Atlantic City Mezz 8, LLC, a Delaware limited liability company
10.	Showboat Atlantic City Mezz 9, LLC, a Delaware limited liability company
11.	Showboat Atlantic City Propco, LLC, a Delaware limited liability company
12.	Tahoe Garage Propco, LLC, a Delaware limited liability company
13.	Harveys Tahoe Management Company, Inc., a Nevada corporation
14.	HTM Holding, Inc., a Nevada corporation
15.	Showboat Holding, Inc., a Nevada corporation
16.	Caesars Entertainment Development, LLC, a Nevada limited liability company
17.	Durante Holdings, LLC, a Nevada limited liability company
18.	DCH Lender, LLC, a Nevada limited liability company
19.	Ocean Showboat, Inc., a New Jersey corporation
20.	Showboat Atlantic City Operating Company, LLC, a New Jersey limited liability company